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Pricing Supplement Dated July 17, 1998             Rule 424(b)(3)
(To Prospectus dated October 19, 1995 and         File No. 33-61957
Prospectus Supplement dated April 2, 1998)

THE BANK OF NEW YORK COMPANY, INC.

Senior Medium-Term Notes Series B
(U.S. $ Floating Rate)
_________________________________________________________________

Trade Date: July 17, 1998       Original Issue Date: July 22, 1998
Principal Amount: $25,000,000   Net Proceeds to Issuer: $24,995,145
Issue Price: 99.98058%          Agent's Capacity:
Selling Agent's                 x Principal Basis      Agency Basis
Commission/Discount: 0.01942%
Interest Rate: 3 Month LIBOR   Interest Payment Dates: Quarterly
  minus 12 basis points        on the 22nd of October, January,
Maturity Date: July 22, 1999   April and July, commencing
			       October 22, 1998.
_____________________________________________________________

Form:           x       Book Entry
			Certificated

Redemption:
		x The Notes cannot be redeemed prior to maturity The Notes may be redeemed prior to maturity

	Initial Redemption Date: N/A

	Initial Redemption Percentage: N/A

	Annual Redemption Percentage Reduction: N/A

Repayment:

		x       The Notes cannot be repaid prior to maturity
			The Notes can be repaid prior to maturity at the option of the holder of the Notes

	Optional Repayment Date:  N/A

	Optional Repayment Price:  N/A

Discount Note:  Yes             x   No

The covenant defeasance provisions of the Indenture described under "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the Prospectus will apply to the Notes. The Notes described herein are being purchased by Salomon Brothers, Inc. (the "Agent"), as principal, on the terms and conditions described in the Prospectus Supplement under the caption "Plan of Distribution." The Notes will be sold to the public at varying prices relating to prevailing market prices at the time of resale as determined by the Agent. The net proceeds to the Company will be $24,995,145.

		       Salomon Brothers, Inc.